ClearPoint Neuro, Inc.

Seventh Amended and Restated 2013 Incentive Compensation Plan

WHEREAS, the 2013 Incentive Compensation Plan was originally adopted by the Board in March 2013 and approved by the stockholders on June 13, 2013; the Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2015 and approved by the stockholders on June 4, 2015; the Second Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2017 and approved by the stockholders on October 3, 2017; the Third Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in April 2020 and approved by the stockholders on June 2, 2020; the Fourth Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2022 and approved by the stockholders on May 24, 2022; the Fifth Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2024 and approved by the stockholders on May 15, 2024; the Sixth Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2025 and approved by the stockholders on May 21, 2025; this Seventh Amended and Restated 2013 Incentive Compensation Plan was adopted by the Board in March 2026 subject to the approval by the stockholders in 2026; and

WHEREAS, the Sixth Amended and Restated 2013 Incentive Compensation Plan is hereby amended and restated in its entirety as set forth in this Plan to increase the number of Shares available for Awards by 1,000,000 Shares, and to make other administrative, conforming and miscellaneous changes as are necessary and consistent with applicable tax rules, regulations and laws.

1.
Purpose of the Plan. The purpose of this Seventh Amended and Restated 2013 Incentive Compensation Plan (the “Plan”) is to aid ClearPoint Neuro, Inc., a Delaware corporation (the “Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (defined below). The Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2.
Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

“Award” means an Option, Stock Appreciation Right, Stock Award, Stock Unit, Performance-Based Award, or Other Stock-Based Award granted pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means the first occurrence after the Restatement Effective Date with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; and/or (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition: (a) a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election; and (c) a change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

If the timing of payments provided under an Award is based on or triggered by a Change of Control, then, to extent necessary to avoid violating Section 409A of the Code, a Change of Control must also constitute a “Change in Control Event” under Section 409A of the Code.

The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

“Company” has the meaning set forth in Section 1.

“Disability” means Disability as defined for purposes of Section 409A of the Code. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s Disability which is satisfactory to the Committee.

“Effective Date” means March 5, 2013.

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to the Company or its Affiliates, and (iii) a Participant’s service as a non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, as of a given date, (i) if the Shares are listed or admitted to trading on a national securities exchange on such date, the closing price per Share for the regular market session on such date on the principal securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as reported on a quotation system, or (iii) in the absence of a market for the Shares of the type described in the foregoing clauses (i) or (ii), the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to clause (i) above, if no sale of Shares shall have been reported on such principal securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used. With respect to clause (ii) above, if no closing bid and asked prices shall have been reported on such date, then the immediately preceding date on which such prices have been reported shall be used. Notwithstanding the foregoing, for any purposes under this Plan including for Plan administrative purposes, the Committee may, in its discretion, apply any other definition of Fair Market Value which is reasonable and consistent with applicable tax, accounting and other rules.

“ISO” means an Option that is an incentive stock option granted pursuant to Section 6(d).

“Option” means a stock option granted pursuant to Section 6.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

“Other Stock-Based Awards” means Awards (other than an Option, Stock Appreciation Right, Stock Unit, or Stock Award) granted pursuant to Section 8(c).

“Participant” means an employee, director, consultant or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Performance-Based Awards” means certain Awards granted with Performance Measures as described in Section 10.

“Performance Measures” means one or more of any performance measures upon which performance goals for Performance-Based Awards may be established by the Committee as described in Section 10.

“Permitted Holders” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company, or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section 1.

“Restatement Effective Date” means the date on which this Seventh Amended and Restated 2013 Incentive Compensation Plan is approved by the Company’s stockholders provided that such approval must occur in 2026.

“Shares” means shares of common stock of the Company.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

“Stock Award” means a grant of Shares pursuant to Section 8.

“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, that is granted pursuant to Section 9.

“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan. Subject to Section 11, as of the Restatement Effective Date, the total number of Shares which may be issued under the Plan is 7,806,250 Shares (the “Share Reserve”). Each Share subject to an Award granted after the Restatement Effective Date shall reduce the Share Reserve by one (1) Share. Notwithstanding any other provision of the Plan to the contrary, subject to Section 11, a non-employee director may not be granted Awards covering more than 60,000 Shares in any calendar year. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares reacquired by the Company in any manner. Shares subject to Awards that are cancelled, forfeited or expire prior to exercise or otherwise without the delivery of Shares, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered or otherwise withheld or used in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4. Administration. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

a.
Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or with which the Company combines. The number of Shares underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the aggregate number of Shares available for Awards under the Plan, except as may be required by reason of Section 422 of the Code, nor shall the Shares subject to such substitute awards become available for new Awards under the circumstances described in Section 3. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by its former stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Shares authorized for issuance under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.
b.
Withholding Taxes. The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise, vesting or payment of any Award that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes; provided, however, that the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time (if any) as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment or other relevant date as determined by the Committee. In no event will the Fair Market Value of the Shares to be withheld and delivered pursuant to this Section 4(b) exceed the minimum amount required to be withheld, unless (i) (and only to the extent that) an additional amount can be withheld and not result in adverse financial accounting consequences, (ii) such additional withholding amount is authorized by the Committee in an Award agreement or otherwise, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

5. Dividend Equivalents and Deferral of Awards. The Committee may grant rights to dividends or dividend equivalents (a “Dividend Equivalent Right”) in connection with the grant of a Stock Award, Stock Unit or an Other Stock-Based Award. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine. All Dividend Equivalent Rights which are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional Shares subject to the Award agreement. Dividend Equivalent Rights shall be paid to (or settled with) the Participant only if and when, and to the extent that, the underlying Award vests. The total number of Shares available for grant under Section 3 and the Share Reserve shall not be reduced to reflect any Dividend Equivalent Rights that are reinvested into additional Shares or credited as Awards. Unless the payment of a dividend to the Company’s stockholders is an event to which Section 11 applies, no Dividend Equivalent Rights shall be granted with respect to Options or Stock Appreciation Rights. Subject to the requirements of Section 409A of the Code, the Committee or, to the extent delegated by the Committee, the Company may permit all or any portion of any Award under this Plan to be deferred consistent with the requirements and restrictions in the applicable jurisdiction.

6. Terms and Conditions of Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

a.
Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).
b.
Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
c.
Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check or wire) at the time the Option is exercised, (ii) in Shares applying their then-Fair Market Value and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse financial accounting treatment), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent the Committee shall approve in the Award agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, the Participant shall timely provide the Company with a cash payment for such balance. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable tax withholding and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
d.
ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares from the Company to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless (a) the applicable Award agreement expressly states that the Option is intended to be an ISO and (b) the Board or Committee’s approval of the Option specified that it was intended to be an ISO and (c) the Option qualifies as an ISO under applicable law. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify (or continue to qualify) for any reason as an ISO.
e.
Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Stock Appreciation Rights.

a.
Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
b.
Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, however, that, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date; provided, that the Participant must have also satisfied any applicable tax withholding. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), as set forth in the Award agreement or as otherwise permitted by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.
c.
Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8. Terms and Conditions of Stock Awards and Other Stock-Based Awards.

a.
Grants. Stock Awards granted under the Plan shall be evidenced by the related Award agreements and shall be subject to the following terms and conditions of this Section 8. Each Stock Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance goals). The provisions of the Stock Award agreements entered into under the Plan need not be identical.
b.
Terms. A Stock Award agreement shall specify the number of Shares to which the Stock Award pertains and is subject to adjustment of such number in accordance with Section 11. Stock Awards may be issued with or without cash consideration under the Plan. A Stock Award may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award agreement. A Stock Award agreement may provide for accelerated vesting upon the occurrence of certain events as determined by the Committee. The holder of a Stock Award (irrespective of whether the Shares subject to the Stock Award are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. However, any dividends received on Stock Award Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Stock Award with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Stock Award shall not count against the Share Reserve. The Committee may impose, in its sole discretion, such conditions upon the transferability of Stock Awards as it may deem fit.
c.
Other Stock-Based Awards. The Committee, in its sole discretion, may grant or sell other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and

Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9. Terms and Conditions of Stock Units.

a.
Grants. Stock Units granted under the Plan shall be evidenced by the related Award agreements and shall be subject to the following terms and conditions of this Section 9. Each Stock Unit shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance goals). The provisions of the Stock Unit agreements entered into under the Plan need not be identical.
b.
Terms. A Stock Unit agreement shall specify the number of Shares to which the Stock Unit pertains and is subject to adjustment of such number in accordance with Section 11. A Stock Unit may be issued with or without cash consideration under the Plan. A Stock Unit may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit agreement. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalent Rights. Prior to vesting of the Stock Units, any Dividend Equivalent Rights accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach. A Stock Unit agreement may provide for accelerated vesting upon the occurrence of certain events as determined by the Committee. The Committee may impose, in its sole discretion, such conditions upon the transferability of Stock Units as it may deem fit. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit agreement.
c.
Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Stock Unit Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Stock Unit agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by Dividend Equivalent Rights. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

10. Performance-Based Awards.

a.
Performance-Based Awards. Notwithstanding anything to the contrary herein, any Award may be subject to the achievement of a measurable performance goal or goals (“Performance Measures”) approved by the Committee for a performance period established by the Committee (“Performance-Based Awards”). The Committee, or its delegate, may decide that the number of Shares issuable in respect of the Performance-Based Award or the amount of the Performance-Based Award actually paid to a given Participant may be more or less than the amount determined by the applicable performance goal formula; provided, that the Committee shall have the authority to waive any applicable Performance Measures.
b.
Performance Measures. When granting a Performance-Based Award, the Committee may in its discretion establish the Performance Measure goals at a time prior to or during the applicable performance period. The Committee may in its discretion modify such Performance Measures or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate. A non-exhaustive list of the potential Performance Measures that may be used for Awards includes the following (including ratios or other relationships between one or more, or a combination, of the following examples of Performance Measures, which may be measured on an absolute basis or relative to peer companies or specific business units of peer companies): (i) return on capital, equity, or assets (including economic value created); (ii) productivity or operating efficiencies; (iii) cost improvements; (iv) cash flow; (v) sales revenue growth; (vi) net income, earnings per share, or earnings from operations; (vii) quality; (viii) customer satisfaction; (ix) comparable site sales; (x) stock price or total stockholder return; (xi) EBITDA or EBITDAR; (xii) after-tax operating income; (xiii) book value per Share; (xiv) debt reduction; (xv) strategic business objectives, including those consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (xvi) any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company or any Subsidiary and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or common stock outstanding, or to assets or net assets.
c.
Conditions. Each Performance-Based Award shall be earned, vested and payable (as applicable) upon the achievement (or waiver) of performance goals established by the Committee, as determined by the Committee, based upon one or more of the Performance Measures, together with the satisfaction (or waiver) of any other conditions, such as continued employment, the Committee may determine to be appropriate. The Committee may waive the achievement or satisfaction of any Performance Measure or other condition applicable to a Performance-Based Award.

11. Adjustments upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

a.
Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to stockholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 18), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 or pursuant to outstanding Awards, as well as any exercise price or purchase price or other share-value based price for such securities, as applicable; provided, that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.
b.
Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 18), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (ii) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the value of the consideration to be paid in the Change of Control transaction for a Share is less than or equal to the Option Price of such Option or exercise price of such Stock Appreciation Right.

12. No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any of its Affiliates’ right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

14. Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15. Amendments or Termination. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 11) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant). Notwithstanding anything in this Plan to the contrary but subject to Section 11, without the approval of the Company’s stockholders, the Committee will not grant any re-load Options or amend or replace any previously granted Option or Stock Appreciation Right in a transaction that constitutes a “repricing,” as such term is used in rules or regulations of the principal securities exchange on which the Shares are listed or admitted to trading. Further, except in connection with a corporate transaction described in Section 11, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

16. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

17. Effectiveness of Plan. Awards shall continue to be issued under and governed by the Sixth Amended and Restated 2013 Incentive Compensation Plan until the Restatement Effective Date. This Plan shall become effective as of the Restatement Effective Date. If this Plan is not approved by Company stockholders in 2026 then this Plan shall not become effective and the Sixth Amended and Restated 2013 Incentive Compensation Plan shall continue to remain in place for issuing future Awards. No Award may be granted under the Plan after the tenth anniversary of the Restatement Effective Date, but Awards theretofore granted may extend beyond that date.

18. Section 409A. To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that is linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith, including adopting such amendments and policies with retroactive effect, and take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to any taxes, penalties or interest imposed under Section 409A of the Code.

19. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement including without limitation the Company’s Compensation Recoupment Policy as adopted on October 3, 2023 and as may be amended by the Company from time to time).

20. Section References. Unless otherwise stated or the context requires otherwise, all references in this Plan to “Sections” refer to Sections of this Plan.

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